Exhibit 1.1

YY Inc.

[•] American Depositary Shares

Representing

[•] Class A Common Shares

(par value $0.00001 per share)

UNDERWRITING AGREEMENT

[•], 2017

Credit Suisse Securities (USA) LLC

Goldman Sachs (Asia) L.L.C.

China Renaissance Securities (Hong Kong) Limited

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

c/o Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central, Hong Kong

c/o China Renaissance Securities (Hong Kong) Limited

Unit 8107-08, Level 81,

International Commerce Centre,

1 Austin Road West, Kowloon, Hong Kong

Dear Sirs and Mesdames:

YY Inc., an exempted company incorporated in the Cayman Islands (“Company”), agrees with the several Underwriters named in Schedule I hereto (“Underwriters”) to issue and sell to the several Underwriters an aggregate of [•] American Depositary Shares (“ADSs”), representing [•] Class A common shares (the “Common Shares”), par value $0.00001 per (“Firm ADSs”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [•] ADSs (“Optional ADSs”) as set forth below. The Firm ADSs and the Optional ADSs are herein collectively called the “Offered ADSs”. The Common Shares represented by the Firm ADSs are herein called the “Firm Shares” and the Common Shares represented by the Optional ADSs are herein called the “Optional Shares,” and the Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of November 20, 2012, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and holders and beneficial owners from time to time of American depositary shares issued by the Depositary. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-184812) for the registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectus as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs, as amended (including by the filing of any post-effective amendments thereto), is hereinafter called the “ADS Registration Statement”.

In connection with the ADS offering, the Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the United States Securities Act of 1933, as amended (the “Securities Act”), on Form F-3, (Commission file number 333-[●]) relating to the registration of the offering of the Shares, under the Securities Act, including the related prospectus (the “Base Prospectus”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement (the “Prospectus Supplement”) in accordance with the provisions of Rule 430B under the Securities Act and Rule 424(b) under the Securities Act. The registration statement on Form F-3 as amended at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act and including the documents incorporated by reference therein, is hereinafter referred to as the “Registration Statement” and the Base Prospectus and Prospectus Supplement, including the documents incorporated by reference therein, are hereinafter collectively referred to as the “Prospectus”. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered ADSs, together with the Base Prospectus. If the Company has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which are “contained”, “included” or “stated” in the Registration Statement, any preliminary prospectus, the General Disclosure Package (as defined below), the Base Prospectus, the Prospectus Supplement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are or are deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to mean and include the filing or furnishing of any document under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in the Registration Statement, such preliminary prospectus, the General Disclosure Package, the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be.

1.                   Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Date referred to in Section 4 hereof, as of the Applicable Time referred to in Section 1(a) and as of the Option Closing Date (if any) referred to in Section 4 hereof, and agrees with each of the Underwriters, as follows:

(a)                       Compliance with the Registration Requirements. The Company meets the requirements for the use of Form F-3 under the Securities Act and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement meets, and the offering and sale of the ADSs as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act, including, without limitation, Rule 415(a)(5) under the Securities Act. Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Registration Statement, the ADS Registration Statement, the General Disclosure Package and the Prospectus as of the date hereof comply and, as amended or supplemented, if applicable, as of the Closing Date and any Option Closing Date will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), on the date thereof and on the Closing Date (and, if any Optional ADSs are purchased, the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●][a.m./p.m.] (New York City) on [●], 2017 or such other time as agreed by the Company and the Underwriters.

“Statutory Prospectus” as of any time means the prospectus relating to the Offered ADSs that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Offered ADSs that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered ADSs, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date (and, if any Optional ADSs are purchased, at the Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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The representations and warranties in this Section 1(a) shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

At the time (x) of filing the Registration Statement, (y) of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (z) the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163 under the Securities Act) made any offer relating to the Offered ADSs in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered ADSs and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rules 163, 164 and 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act, and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rules 163, 164 and 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the Issuer General Use Free Writing Prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent (such consent not to be unreasonably withheld or delayed), prepare, use or refer to, any “free writing prospectus” as defined in Rule 405 under the Securities Act.

(b)                      Filings with the Commission.

(i)                 Each of the Registration Statement and the ADS Registration Statement has been filed with the Commission in the form heretofore delivered to you. Each of the Registration Statement and the ADS Registration Statement has become effective under the Securities Act. The Registration Statement is an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered ADSs remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered ADSs, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered ADSs, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered ADSs to continue as contemplated in the expired registration statement relating to the Offered ADSs. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(ii)                the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act and the rules and regulations of the Commission thereunder objecting to the use of the automatic shelf registration statement form. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the Securities Act or the Exchange Act, as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. If at any time when Offered ADSs remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered ADSs, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered ADSs to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

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(iii)              The Company has paid or shall pay the required Commission filing fees relating to the Offered ADSs within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(c)                       Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(d)                      Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(e)                       The Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). Upon due execution and delivery by the Depositary of the American depositary receipts (“ADRs”) evidencing the Offered ADSs and the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights and subject to the restrictions specified therein and in the Deposit Agreement; and the descriptions of the Deposit Agreement and the ADRs contained in the Registration Statement, the Prospectus Supplement and the General Disclosure Package conform in all material respects to the Deposit Agreement and the ADRs.

(f)                        Offered ADSs. The Offered ADSs and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement; all outstanding common shares of the Company are, and, when the Offered ADSs have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered ADSs will be validly issued, fully paid and, with respect to Offered Shares, nonassessable and conform in all material respects to the description of such Offered ADSs contained in the Registration Statement, the General Disclosure Package and the Prospectus Supplement; except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any ordinary shares or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any common shares of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; the Offered Shares, when issued and delivered against payment thereof, may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing the Offered ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by the Company to or for the account of the Underwriters; and except as disclosed in the General Disclosure Package, there are no restrictions on subsequent transfers of such ADSs under the laws of the PRC, the Cayman Islands or the United States.

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(g)                      Listing. The Offered ADSs will be listed on the Nasdaq Global Select Market (the “Nasdaq”) and no new approval from Nasdaq will be required for their listing.

(h)                      Registration rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act). The Company has received letters (each, an “Investor Letter”) from each of Top Brand Holding Limited (“TBHL”), Granite Global Ventures III L.P. and GGV III Entrepreneurs Fund L.P. (collectively, the “GGV Funds”) and David Xueling Li as of the date hereof.

(i)                        Organization and Good Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Subsidiary (as defined below) of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except to the extent that the failure to be so qualified or be in good standing or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries (as defined below) taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (a “Material Adverse Effect”);

(j)                        Subsidiaries. The only subsidiaries (collectively “Subsidiaries,” and each a “Subsidiary”) of the Company are (i) the subsidiaries listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the financial year ended December 31, 2016 (the “Annual Report”) and (ii) each of the following: Xmaster Limited, Huya Inc., Huya Limited, Zhuhai Duowan Information Technology Co., Ltd., Guangzhou Rushun Information Technology Co., Ltd., Guangzhou Ruolin Information Technology Co., Ltd., Jiangxi Jieyu Network Technology Co., Ltd., Guangzhou Huya Technology Co.,Ltd., Guangzhou Yaoguo Information Technology Co., Ltd., Guangzhou Dachafan Entertainment Co., Ltd., Guangzhou Aishang Culture Media Co., Ltd. and Guagnzhou Yilian Yixing Equity Investment Partnership (LP).

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(k)                      Descriptions of the transaction documents and the Offered ADSs. This Agreement, the Common Shares, ADSs and ADRs conform to in all material respects statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and such description conforms to the rights set forth in the instruments defining the same.

(l)                        No Consents Required. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Agency (as defined below) having jurisdiction over the Company or any of its Subsidiaries (as defined below) or any of their properties or assets is required for the execution, delivery and performance by the Company of this Agreement and the Deposit Agreement (the “Transaction Documents”), the issuance and sale of the Offered ADSs, the deposit of the Common Shares with the Depositary against issuance of the ADSs, the delivery of such ADSs, the compliance by the Company with all of the provisions of each of the Transaction Documents and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Offered ADSs by the Underwriters.

(m)                     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the General Disclosure Package will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(n)                      eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language incorporated by reference in Registration Statement, General Disclosure Package and the Prospectus Supplement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)                      No Unlawful Payments. Neither the Company, any of its Subsidiaries, any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful or improper expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, the anti-bribery and anti-corruption laws of the People’s Republic of China, or any other applicable anti-bribery or anti-corruption laws, or the rules and regulations promulgated thereunder; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(p)                      Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Agency (as defined below) (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Agency (as defined below), authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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(q)                      No Conflicts with Sanctions Laws. (a) None of the Company, any of its Subsidiaries, directors, officers, or, to the knowledge of the Company, any employee, agent, representative or affiliate of the Company or any of its Subsidiaries, (i) is an individual or entity (“Person”) that is, or is owned or controlled by Persons that are: (A) the subject or target of any economic sanctions administered or enforced by the United States Government (including, without limitation, by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Department of State, and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria, each a “Sanctioned Country”), or (ii) does any business with or involving any Person or the government of any country that is, or any project located in a country that is, the target of Sanctions; (b) the proceeds from the offering of the Offered ADSs contemplated hereby will not be used, directly or indirectly, and will not be lent, contributed or otherwise made available to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transactions, whether as Underwriters, advisor, investor or otherwise) of Sanctions; and (c) for the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(r)                        Margin Rules. Neither the issuance, sale and delivery of the Offered ADSs or the Offered Shares nor the application of the proceeds thereof by the Company as described in the General Disclosure Package will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(s)                       No Ratings. There are no securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(t)                        No Material Adverse Change. Neither the Company nor any of the Company’s Subsidiaries, has sustained since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Prospectus Supplement and the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus Supplement and the General Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there has not been any change in the share capital, short-term debt or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

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(u)                      Title to Real and Personal Property. Each of the Company and its Subsidiaries, has good and valid title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, pledges, charges, mortgages, encumbrances and defects except as described in the Registration Statement, General Disclosure Package and the Prospectus Supplement or those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not be reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, or as are described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

(v)                      Insurance. The Company and its Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which the Company reasonably believes is adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business in each of the foregoing cases, except where the failure to carry or renew such insurance would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                     Material Contracts. Neither the Company nor any of its Subsidiaries has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement, General Disclosure Package and the Prospectus Supplement, or specifically referred to or described in, or filed as an exhibit to, the Annual Report, and no such termination or non-renewal has been threatened by the Company, any of its Subsidiaries or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement.

(x)                      Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries possess all the necessary licenses, concessions, consents, authorizations, approvals, orders, certificates and permits issued by, and have made all declarations and filings (collectively, “Governmental Authorizations”) with, governmental agencies, regulatory authorities and stock exchange authorities (collectively, “Governmental Agencies” and, individually, a “Governmental Agency”) to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Prospectus Supplement and the General Disclosure Package, except where the failure to possess or make such Governmental Authorizations would not, individually or in the aggregate, have any Material Adverse Effect, and except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit, consent, approval or authorization, notice of any Governmental Agency considering modifying, suspending or revoking any such Governmental Authorizations, or has any reasonable basis to believe that any such license, certificate, permit, consent, approval or authorization will not be renewed when expired in the ordinary course. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Authorizations, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Authorizations are valid and in full force and effect, except when the invalidity of such Governmental Authorization or the failure of such Governmental Authorization to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.

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(y)                      No Violation or Default. Neither the Company nor any of its Subsidiaries is (A) in violation of any laws, regulations, rules, orders, decrees, guidelines or notices of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the PRC, the Cayman Islands or Hong Kong or any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in the PRC, the Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clauses (A), (B) and (D), where such breach or default would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable PRC laws and regulations governing Internet content.

(z)                       Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and all of the outstanding share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained or incorporated by in the Registration Statement, the General Disclosure Package and the Prospectus Supplement; and all of the issued share capital of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company (if owned at all by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement) free and clear of all liens, encumbrances, equities or claims.

(aa)                    No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, or from repaying to the Company any loans or advances to such Subsidiary from the Company.

(bb)                   Dividends. All dividends and other distributions declared and payable on the ADSs and the Common Shares underlying the ADSs may under the current laws and regulations of the Cayman Islands be paid to the Depositary, and all such dividends and other distributions made to non-residents of the Cayman Islands will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorization of or with any court or Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties in the Cayman Islands. Except as described in Registration Statement, the General Disclosure Package and the Prospectus Supplement, (A) all dividends and other distributions declared and payable on the share capital of the Subsidiaries in the PRC, Hong Kong or the British Virgin Islands, may under the current laws and regulations of the jurisdiction in which such Subsidiary is incorporated (the “Home Jurisdiction”) be converted into foreign currency (including United States dollars) and may be freely transferred out of such Subsidiary’s Home Jurisdiction in any currency and (B) no such dividends or other distributions will be subject to withholding or other taxes under the laws and regulations of such Home Jurisdiction and are otherwise free and clear of any other tax, withholding or deduction in such Home Jurisdiction, and without the necessity of obtaining any Governmental Authorization in such Home Jurisdiction.

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(cc)                    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Offered ADSs hereunder and the deposit of the Offered Shares with the Depositary against issuance of the ADRs evidencing the Offered ADSs, the consummation of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any Subsidiary or (C) result in any violation of any statute or any order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)                   No Stamp or Transaction Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by the PRC, the Cayman Islands, Hong Kong, and the British Virgin Islands as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp or other issuance, transfer , documentary, capital or value-added taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC, the Cayman Islands, the British Virgin Islands, Hong Kong or any political subdivision or taxing authority thereof or therein in connection with: (A) the issuance, sale and delivery by the Company of the Offered ADSs to or for the account of the Underwriters, (B) the initial sale and delivery by the Underwriters of the Offered ADSs to purchasers thereof, (D) the deposit of the Offered Shares with the Depositary against issuance of the Offered ADSs, or (E) the execution, delivery and performance of this Agreement, provided that this Agreement is executed and remains outside the Cayman Islands.

(ee)                    No Stabilization. Neither the Company nor any of its Subsidiaries or, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered ADSs.

(ff)                     Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Prospectus Supplement under the captions “Prospectus Supplement Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects. The statements set forth in the Annual Report under the captions “Item 4. Information on the Company — B. Business Overview — PRC Regulation,” “Item 5. Operating and Financial Review and Prospects — B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees — B. Compensation of Directors and Executive Officers,” “Item 6. Directors, Senior Management and Employees — C. Board Practices,” “Item 8. Financial Information — Legal Proceedings,” “Item 10. Additional Information — B. Memorandum and Articles of Association” and “Item 10. Additional Information — E. Taxation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such matters described therein in all material respects.

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(gg)                   Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no legal, arbitration, governmental proceedings (including, without limitation, governmental investigations or inquiries) or other proceedings pending to which the Company or any of its Subsidiaries, or to the knowledge of the Company, the Company’s directors and executive officers, is a party or to which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(hh)                   Title to Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, in each case, (A) each of the Company and its Subsidiaries owns, possesses, licenses or has other rights to use all patents and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets, other unpatented and/or unpatentable proprietary rights) and other intellectual property (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (B) all material copyrights and patents owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company’s Subsidiaries) are valid, enforceable and not subject to any ongoing or threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any of its Subsidiaries has received any notice alleging infringement, violation or conflict with (and neither the Company nor any of its Subsidiaries knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company, its Subsidiaries, or their products, except as would not have a Material Adverse Effect; (D) there are no pending or, to the best of the Company’s knowledge, threatened actions, suits, proceedings or claims by others that allege the Company or any of its Subsidiaries is infringing or has infringed any Intellectual Property right of any third party, either directly or indirectly, except as would not have a Material Adverse Effect; (E) the discoveries, inventions, products or processes of the Company and its Subsidiaries referenced in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party, except as would not have a Material Adverse Effect; and (F) neither the Company nor any of its Subsidiaries are in material breach of, and have complied in all material respects with all terms of, any license or other agreement relating to the Intellectual Property rights of the Company, its Subsidiaries or any third party.

(ii)                      Taxes. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company and its Subsidiaries have (i) paid all income and other material taxes required to be paid by each of them, and any other assessment, fine, penalty levied against them by any governmental authority to the extent that any of the foregoing is due and payable (other than any taxes the amount or validity of which is currently being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting principles), and (ii) filed all material tax returns required to be filed through the date hereof; (B) neither the Company nor any of its Subsidiaries has received notice of any material tax deficiency with respect to the Company or any of its Subsidiaries; and (C) the provisions included in the consolidated financial statements as set out in the Registration Statement, the General Disclosure Package and the Prospectus included appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable.

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(jj)                      PFIC Status. The Company believes it was not a passive foreign investment company (“PFIC”) within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended, for the year ending December 31, 2016 and, based on the Company’s current projected income, assets and activities, the Company does not expect to be a PFIC in the current taxable year or in the foreseeable future.

(kk)                    Foreign Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ll)                      No Undisclosed Relationships. There are no material relationships or transactions between the Company or any of its Subsidiaries, on the one hand, and the affiliates, directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Exchange Act to be described in an annual report and that is not so described in the Annual Report or in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

(mm)                  Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, who have certified certain financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and delivered their report with respect to the consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

(nn)                   Accounting Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“US GAAP”); (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company and each of its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(oo)                   Internal Controls. The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, (i) the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements and (ii) the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission and Nasdaq thereunder.

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(pp)                   Disclosure Controls. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established.

(qq)                   No Labor Disputes. No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Subsidiaries exists or, to the best of the Company’s knowledge, is imminent or threatened, except for such dispute, stoppage, slow down or other conflict as would not reasonably be expected to have a Material Adverse Effect; to the best of the Company’s knowledge, the Company is not aware of any existing or imminent labor dispute, work stoppage, slow down or other conflict with the employees of any of its or its Subsidiaries’ principal customers, suppliers or contractors that could reasonably be expected to have a Material Adverse Effect.

(rr)                     Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies” in the Annual Report, as updated by the General Disclosure Package, accurately and fully describes: (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective and complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management has reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and has consulted with its legal advisors and independent accountants with regard to such disclosure.

(ss)                     Liabilities. Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, neither the Company nor any of its Subsidiaries has: (A) entered into or assumed any contract, (B) incurred or agreed to incur any liability (including any contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities) that would, in any of clauses (A) through (D) above, be material to the Company and its Subsidiaries and that are not otherwise described in Registration Statement, the General Disclosure Package and the Prospectus Supplement.

(tt)                      Share Options. With respect to the options (the “Share Options”) granted pursuant to the share incentive plans of the Company and its Subsidiaries, (i) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Share Options prior to, or otherwise coordinate the grant of Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

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(uu)                   Liquidity and Off-balance Sheet Transactions. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” in the Annual Report, as updated by the General Disclosure Package, accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity, financial condition or results of operations of the Company, and are reasonably likely to occur and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its Subsidiaries or the availability thereof or the requirements of the Company or any of its Subsidiaries for capital resources.

(vv)                   Holders. No holder of any of the Offered ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Offered ADSs; and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there are no limitations on the rights of holders of the Offered ADSs to hold, vote or transfer their securities.

(ww)                 Financial Statements. The consolidated financial statements (and the notes thereto) of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with US GAAP applied on a consistent basis throughout the periods presented (other than as described therein); the summary and selected consolidated financial data and the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included therein.

(xx)                    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement is not based on or derived from sources that are reliable and accurate in all material respects.

(yy)                   Non-contravention. The application of the net proceeds from the offering of the Offered ADSs, as described in the in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, will not (A) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any of its Subsidiaries, (B) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of its Subsidiaries or (C) contravene or violate the terms or provisions of any Governmental Authorization applicable to any of the Company or any of its Subsidiaries.

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(zz)                    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement, if applicable, is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures (which do not involve a re-examination of the merits of the claim), will be honored by the courts in the PRC, in each case subject to the Enforceability Exceptions and to the restrictions, principles and conditions described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 12 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Offered ADSs in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 12 hereof.

(aaa)                 Enforceability in the Cayman Islands. Each of the Transaction Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of any Transaction Document, it is not necessary that such Transaction Document be filed or recorded with any court or other authority in the Cayman Islands (other than court filings in the normal course of proceedings).

(bbb)                Corporate Structure Contracts.

(i)                 The description of the corporate structure of the Company and the various contracts among the Company’s Subsidiaries, the shareholders of the Company’s PRC consolidated affiliated entities and the PRC consolidated affiliated entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and as set forth in the Annual Report, as updated by the General Disclosure Package, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other document relating to the corporate structure of the Company and its Subsidiaries and PRC consolidated affiliated entities which has not been previously disclosed or made available to the underwriters and disclosed in the General Disclosure Package.

(ii)                The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not and will not (A) contravene the constitutive or organizational documents of the Company or any PRC consolidated affiliated entities, (B) contravene any agreements or other instrument binding upon the Company and PRC consolidated affiliated entities or (C) result in any violation of any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its PRC consolidated affiliated entities or any of their properties, except, in each of (B) and (C) above, to the extent such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect. There is no legal or governmental proceeding, inquiry or investigation pending against the Company and the PRC consolidated affiliated entities or shareholders of its PRC consolidated affiliated entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts and, to the Company’s knowledge, no such proceeding, inquiry or investigation is threatened in any jurisdiction

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(iii)               Each Corporate Structure Contract is in full force and effect, enforceable against such parties in accordance with its terms, and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract.

(iv)               The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of its PRC consolidated affiliated entities, through, among other things, its rights to direct their shareholders as to the exercise of their voting rights. The Company is not aware of any development (including, without limitation, developments with respect to the contractual arrangements involving its PRC consolidated affiliated entities and accounting policies and operations of its PRC consolidated affiliated entities that could reasonably cause the Company to be unable to consolidate the operating and financial results of any of its PRC consolidated affiliated entities.

(v)                Each shareholder of the Company’s PRC consolidated affiliated entities is a resident or citizen of the People’s Republic of China (excluding Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region).

(vi)               None of the parties to any Corporate Structure Contract has sent or received any written communication regarding termination of, or intent not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or its PRC consolidated affiliated entities or, to the Company’s knowledge, any other party to any such contract.

(ccc)                 Compliance With Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all applicable environmental legislation, and neither the Company nor either of its Subsidiaries is the subject of any pending or, to the knowledge of each of the Company and its Subsidiaries, threatened environmental action or litigation.

(ddd)                Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus Supplement has been made or reaffirmed with a reasonable basis and in good faith.

(eee)                 No Immunity. Neither the Company, or any Subsidiary nor any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC, New York state or United States federal law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents, the Offered Shares and the Offered ADSs; and, to the extent that the Company, or any Subsidiary or any of their respective properties, assets, or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 12 of this Agreement.

(fff)                    Judgment. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement, the Deposit Agreement and the Offered ADSs would be recognized as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. It is not necessary that this Agreement, the Deposit Agreement, the Prospectus Supplement or any other document be filed or recorded with any court or other authority in the Cayman islands or the PRC (other than court filings in the normal course of proceedings in the Cayman Islands).

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(ggg)                No Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered ADSs.

In addition, any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered ADSs shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

2.                Agreements to Sell and Purchase.

(a)                       Firm ADSs. Subject to the terms and conditions herein stated, the Company hereby agrees to sell to the several Underwriters, severally and not jointly, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions herein stated, agrees, severally and not jointly, to purchase from the Company at U.S.$[●] per Firm ADS (the “Purchase Price”) the respective number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Underwriters may determine) set forth in Schedule I hereto opposite the name of such Underwriter.

(b)                      Optional ADSs. On the basis of the representations and warranties contained herein, and subject to the terms and conditions herein stated, the Company agrees to sell to the Underwriters, severally and not jointly, the Optional ADSs and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [●] Optional ADSs at the Purchase Price. The Underwriters, on behalf of the Underwriters, may exercise such option on or before the thirtieth day following the date of this Agreement. The notice shall specify the number of Optional ADSs to be purchased by the Underwriters and the date on which such Optional ADSs are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein and in any case, within a period of thirty calendar days after the day of this Agreement. Optional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs that bears the same proportion to the total number of Optional ADSs to be purchased as the number of Firm ADSs set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs, subject to such adjustments as the Underwriters in their discretion shall make to eliminate any fractional shares.

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(c)                       Restrictions on Sale of the Offered ADSs. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any Common Shares or ADSs or any securities convertible into or exercisable or exchangeable for Common Shares or ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or ADSs or such other securities, in cash or otherwise, without the prior written consent of the Representatives on behalf of the Underwriters, other than the Common Shares or Offered ADSs to be sold hereunder , the grant of incentive shares by the Company to its employees, directors and/or consultants pursuant to the Company’s existing share incentive plans, any shares of Common Shares or ADSs issued upon the exercise of options granted under existing employee share incentive plans or any Common Shares issued, the conversion of a security outstanding on the date hereof which is described in the Prospectus.

3.                   Terms of Public Offering. It is understood that the several Underwriters propose to offer the Offered ADSs for sale to the public as set forth in the Prospectus Supplement.

4.                   Payment and Delivery. Payment of the subscription moneys for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at a closing to be held at the Hong Kong office of Davis Polk & Wardwell LLP at [•] A.M. New York City time on [•], 2017, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Optional Shares, on the date and at the time and place specified by the Representative in the written notice of their election to purchase such Optional Shares. The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date” and the time and date for such payment for the Optional Shares, if other than the Closing Date, is herein referred to as the “Option Closing Date.”

ADRs evidencing the Offered ADSs shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The ADRs evidencing the Offered ADSs to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any stamp duty or transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid by the Company, against payment of the aggregate Purchase Price therefor.

5.                   Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6.                   Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on the Closing Date are subject to the condition that the Registration Statement has become effective and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or otherwise shall have been complied with to the reasonable satisfaction of international counsel to the Underwriters. A prospectus containing information (if any) deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B under the Securities Act).

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The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company in Section 1 hereof or in any certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                       Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(b)                      No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the General Disclosure Package.

(c)                       Officers’ Certificate. The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, a certificate of the chief executive officer and the chief financial officer of the Company (i) confirming that such officers have carefully reviewed the Registration Statement, the General Disclosure Package and the Prospectus Supplement and, to the best knowledge of such officers, the representations set forth in Section 1(a) hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Option Closing Date, as the case may be, and (iii) to the effect set forth in paragraph (b) above.

(d)                      Comfort Letters. On the date of this Agreement and on the Closing Date or the Option Closing Date, as the case may be, PricewaterhouseCoopers Zhong Tian LLP shall have furnished to the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference Registration Statement, the General Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be shall use a “cut-off” date no more than three business days prior to such Closing Date or such Option Closing Date, as the case may be.

(e)                       Opinions and 10b-5 Statement of U.S. Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinions and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-1 hereto.

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(f)                        Opinions of Cayman Islands Counsel for the Company. Conyers Dill & Pearman, Cayman Islands counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinions, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-2 hereto.

(g)                      Opinions of British Islands Counsel for the Company. Conyers Dill & Pearman, British Virgin Islands counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-3 hereto.

(h)                      Opinion of PRC Counsel for the Company. Fangda Partners, PRC counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-4 hereto.

(i)                        Opinion of Hong Kong Counsel for the Company. Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-5 hereto.

(j)                        Opinion of Counsel for the Depositary. White & Case LLP, counsel for the Depositary, shall have furnished to the Underwriters, at the request of the Company, their written opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Annex A-6 hereto.

(k)                      Opinion and 10b-5 Statement of Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                        Opinion of PRC Counsel for the Underwriters. The Underwriters shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Zhong Lun Law Firm, PRC counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)                     No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Agency that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Offered ADSs.

(n)                      Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company and certain entities affiliated with such officers and directors, each listed in Schedule III hereto, relating to sales and certain other dispositions of Common Shares or ADSs or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

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(o)                      CFO Certificate. The Underwriters shall have received on and as of the date of this Agreement, the Closing Date or the Option Closing Date, as the case may be, a certificate of the chief financial officer of the Company substantially in the form of Exhibit B hereto.

(p)                      Issuance of the ADSs. The Depositary shall have furnished or caused to be furnished to the Representative at such Closing Date, certificates satisfactory to the Representative evidencing the deposit with it of the Offered Shares being so deposited against issuance of ADRs evidencing the Offered ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(q)                      Registration rights. Each Investor Letter shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                   Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                       Copies of the Registration Statement and Prospectus. To furnish to you, without charge, conformed copies of the Registration Statement as originally filed (including exhibits filed thereto and documents incorporated by reference therein) and conformed copies of all consents and certificates of experts delivered in connection with the offering and sale of the Offered ADSs, and for delivery to each other Underwriter conformed copies of the Registration Statement and the ADS Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to use its best efforts to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 7(d) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                      Notification of Amendments. Before amending or supplementing the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus prior to the completion of the offering of the Offered ADSs, to furnish to you a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and not to file any such proposed amendment or supplement to which you or your counsel reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference in the Prospectus.

(c)                       Notification of Stop Orders and Requests by the Commission. To comply with the requirements of Rules 430B or 424 under the Securities Act, as applicable, and to notify you immediately, and confirm the notice in writing at any time: (i) the Company becomes an “illegible issuer”, as defined in Rule 405 under the Securities Act, (ii) the Registration Statement ceases to be an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) or the Company shall have received, from the Commission, a notice, pursuant to Rule 401(g)(2), of objection to the use of the form on which the Registration Statement was filed with the Commission, (iii) when any post effective amendment to the Registration Statement or to the ADS Registration Statement shall become effective, or any supplement to the Prospectus or Permitted Free Writing Prospectus (as defined below) or any amended Prospectus shall have been filed, (iv) of the receipt of any comments from the Commission, (v) of any request by the Commission for any amendment to the Registration Statement or to the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any prospectus or of the suspension of the qualification of the ADS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

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(d)                      Continued Compliance with Applicable Securities Laws. To comply with the Securities Act and the Exchange Act and the rules and regulations thereunder, the rules and regulations of the Nasdaq and all other applicable laws, rules and regulations, so as to permit and facilitate the offer, issue and distribution of the Offered ADSs as contemplated in this Agreement, the Deposit Agreement and in the General Disclosure Package and compliance with its other obligations under this Agreement and the Deposit Agreement. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or for the Company, to amend the Registration Statement or ADS Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 7(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, ADS Registration Statement or the Prospectus comply with such requirements, and will use its best efforts to cause such amendment to the Registration Statement or the ADS Registration Statement to become promptly effective. The Company will furnish to the Underwriters and counsel to the Underwriters such number of copies of such amendment or supplement as the Underwriters and such counsel may reasonably request.

(e)                       Rule 158. To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)                        Blue Sky Qualifications. To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(g)                      Use of Proceeds. The Company will apply the net proceeds from the sale of the Offered ADSs as described in the General Disclosure Package and the Prospectus Supplement under the heading “Use of Proceeds”.

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(h)                      Listings. The Company shall use its best efforts to maintain the listing of the ADSs on Nasdaq and comply in all material respects and on a timely basis with the reporting and filing requirements of Nasdaq.

(i)                        DTC. The Company shall use its best efforts in admitting the ADSs for clearance and settlement on the facilities of The Depository Trust Company.

(j)                        No Stabilization Action. Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or the Shares.

(k)                      Stamp Duty and Other Transaction Taxes. The Company will indemnify and hold harmless each Underwriter against any documentary, stamp, issuance, transfer, capital, value-added or other similar taxes or duties and any transaction levies, commissions or brokerage charges, including any interest and penalties, on the creation, issuance and sale of the Offered ADSs to or by the Underwriters and on the execution and delivery of the Transaction Documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(l)                        Deposit of Shares. The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise comply with the Deposit Agreement so that Firm ADSs or Optional ADSs, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(m)                     Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(n)                      No Fiduciary Relationship. The Company acknowledges and agrees that (i) the purchase and sale of the Offered ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.

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8.                   Expenses.

(a)                       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered ADSs and any taxes payable in that connection; (ii) the costs incident to the preparation and filing of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, any Permitted Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered ADSs under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum; (vi) the fees and expenses of the Depositary and any paying agent (including related fees and expenses of any counsel to such parties); (vii) all expenses and application fees incurred in connection with admitting the ADSs for clearance and settlement on the facilities of The Depository Trust Company; (viii) [reserved]; (ix) any filing for review of the public offering of the Offered ADSs by FINRA and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)                      If this Agreement is terminated pursuant to Section 10, (i) the Company for any reason fails to tender the Offered ADSs for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Offered ADSs for any reasons permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

9.                   Indemnity and Contribution.

(a)                       Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its respective directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, the breach of or failure to perform any of its representations, warranties or undertakings under this Agreement, or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, any related preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in subsection (b) below.

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(b)                      Indemnification of the Company. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, or any amendment thereof, any related preliminary prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus Supplement : the name and address of the Underwriters and the eleventh paragraph set forth under the caption “Underwriting.”.

(c)                       Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and any such separate firm for the Company, its directors, its officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)                      Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Offered ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the offering of the Offered ADSs and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Offered ADSs. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                       Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Offered ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                        Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.                Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Optional ADSs, prior to the Option Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities or the relevant authorities in the Cayman Islands, Hong Kong, the British Virgin Islands or the PRC; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered ADSs on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus Supplement.

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If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and provided further that Sections 1 and 9 hereof shall survive such termination and remain in full force and effect.

11.                Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a)                       If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered ADSs by other persons satisfactory to the Company on the terms contained in this Agreement; provided that any arrangement to purchase such Offered ADSs will be made by the non-defaulting Underwriters within 36 hours after any such default by any Underwriter. If other persons become obligated or agree to purchase the Offered ADSs of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the General Disclosure Package and the Prospectus Supplement or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the General Disclosure Package and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Offered ADSs that a defaulting Underwriter agreed but failed to purchase.

(b)                      If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered ADSs to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered ADSs that such Underwriter agreed to purchase on such date) of the Offered ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                       If, after giving effect to any arrangements for the purchase of the Offered ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Offered ADSs that remain unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered ADSs to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase the Offered ADSs on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

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(d)                      Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.                Jurisdiction; Consent to Service. To the fullest extent permitted by applicable law, the Company irrevocably (i) agrees that any legal suit, action or proceeding brought by any Underwriter or by any affiliate of any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and (ii) waives any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in the Borough of Manhattan, The City of New York, or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

The Company has appointed Law Debenture Corporate Service Inc. (the “Process Agent”), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company, as the case may be, in any such suit, action or proceeding.

13.                Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures any Underwriter could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

The obligation of the Company in respect of any sum due from the Company to any Underwriter, or of any Underwriter in respect of any sum due from such Underwriter to the Company shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter or the Company, respectively, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or the Company, respectively, may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter or the Company, respectively, hereunder, the Company or any such Underwriter, respectively, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or the Company, respectively, against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or the Company, respectively, hereunder, such Underwriter and the Company, respectively, agree to pay to the Company or such Underwriter, respectively, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or the Company, respectively, hereunder.

14.                Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons and affiliates referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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15.                Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Representatives shall be given to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, Goldman Sachs (Asia) L.L.C., at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, facsimile number: +852 2978-0440, Attention: General Counsel and China Renaissance Securities (Hong Kong) Limited, Unit 8107-08, Level 81, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Head of Legal and Compliance. Notices to the Company shall be given to it at Building B-1, North Block of Wanda Plaza, No. 79 Wanbo Er Road, Nancun Town, Panyu District, Guangzhou, PRC 510655, (fax: +86 (20) 82120887); Attention: Chief Financial Officer.

In all dealings hereunder, you will act for the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representatives.

16.                Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.                Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18.                Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

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Very truly yours,

YY INC.
By:
Name:
Title:

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Accepted as of the date hereof

CREDIT SUISSE SECURITIES (USA) LLC
By:
Name:
Title:

GOLDMAN SACHS (ASIA) L.L.C.
By:
Name:
Title:

China Renaissance Securities (Hong Kong) Limited

By:
Name:
Title:

Acting on behalf of themselves and as

the Representatives of the several Underwriters

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SCHEDULE I

UNDERWRITERS

Underwriter	Number of Firm ADSs To Be Purchased
CREDIT SUISSE SECURITIES (USA) LLC	[●]
GOLDMAN SACHS (ASIA) L.L.C.	[●]
China Renaissance Securities (Hong Kong) Limited	[●]
Total Firm ADSs	[●]

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SCHEDULE II

1.        Issuer General Use Free Writing Prospectuses (included in the General Disclosure Package)

[•]

2.        Other Information Included in the General Disclosure Package

[•]

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SCHEDULE III

35

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

36

Annex-A-1-A

FORM OF OPINION OF U.S. Counsel for the Company

37

Annex A-1-B

Form of Negative Assurance Letter of U.S. Counsel to the Company

38

Annex A-1-C

Form of Tax Opinion of U.S. Counsel to the Company

39

Annex A-2

Form of Opinion of Cayman Islands Counsel for the Company

40

Annex A-3

Form of Opinion of British Virgin Islands Counsel for the Company

41

Annex A-4

Form of Opinion of PRC Counsel for the Company

42

Annex A-5

Form of Opinion of Hong Kong Counsel for the Company

43

Annex A-6

Form of Opinion of Counsel for the Depositary

44

EXHIBIT B

45